SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549



                                FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2003

FIRST AMERICAN CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

         0-25679                                    48-1187574
 (Commission File Number)               (I.R.S. Employer Identification No.)

	1303 S.W. First American Place
	Topeka, Kansas  66604
	(Address of Principal Executive Offices)   (Zip Code)

	(913) 267-7077
	(Registrant's Telephone Number, Including Area Code)
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Item 5   Other Events

On November 12, 2003, the Company filed a petition in the District Court of Shawnee County, Kansas asserting claims against Rickie D. Meyer, the Company's former President, arising, in part, out of Mr. Meyer's employment with the Company.

Among other things, the Company is seeking to recover expense reimbursements previously paid to Mr. Meyer and Company funds allegedly misappropriated by Mr. Meyer. In this regard, the petition alleges that Mr. Meyer abused Company policies related to claiming business-related expense reimbursements by submitting expense reports for goods and services purchased for personal use. The petition further alleges that Mr. Meyer misappropriated funds from the Company by fraudulently altering a check made payable to the Company. The Company is seeking to recover in excess of $75,000 for these alleged abuses and alleged misappropriations.

The Company is also seeking to have Mr. Meyer reimburse it for the amount it paid another insurance company in settlement of a claim.
On August 8, 2003, the Company settled a claim that it had breached various marketing agreements with AF&L, a long-term care insurance company, and certain of its affiliates, through the payment to AF&L of $150,000 plus $15,000 in attorney fees. The petition asserts that Meyer entered into the marketing agreements despite knowing that the Company could not perform on the financial requirements of the agreements and without the knowledge, approval or authorization of the Company's Board of Directors.

Lastly, the Company is seeking approximately $16,000 from Mr. Meyer on his alleged guaranty of a third-party obligation to the Company.

A copy of the petition is attached as an exhibit to this report.





Item 7   Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this current report on Form 8-K.

	Exhibit Number	Description

		99.1		Petition (without exhibits)

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				First American Capital Corporation
				           (Registrant)


Date November 14, 2003        	By  /s/ Harland Priddle
				        (Signature)
				   Harland Priddle, Chairman
				   of the Board of Directors